UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2013

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported, on June 4, 2013, dELiA*s, Inc., a Delaware corporation (the “Company”), entered into, and closed the transactions contemplated by, an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Alloy Merchandise, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Seller”), HRSH Acquisitions LLC, a New York limited liability company (“Buyer”), and Steven Russo and Hagai Laniado. Subject to the terms and conditions of the Asset Purchase Agreement, Seller sold to Buyer certain assets related to Seller’s Alloy business (the “Business”) and Buyer assumed certain liabilities related to the Business. The unaudited pro forma condensed consolidated statements of operations of the Company for the three fiscal years ended February 2, 2013, giving effect to the sale of the Business as of January 31, 2010 are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.

(Registrant)

Date: July 23, 2013	By:	/s/ David J. Dick
David J. Dick, Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma financial information